UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 1, 2009

Commission File Number: 000-53685

INTELIMAX MEDIA INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia	N/A
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

555 W. Hastings Street, Suite 2320
Vancouver, BC, V6B 4N4
(Address of principal executive offices)

(604) 742 1111
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

As a result of a merger between Cicero Resources Corp. and Intelimax Media Inc., the former registrant, Cicero Resources Corp. changed its name to Intelimax Media Inc. (“we”, “our”) on May 28, 2009.  The details of the name change can be found on our Current Report on Form 8-K filed with the SEC on May 29, 2009.

We have received approval from FINRA for the name change effective as of July 1, 2009.  We have also been granted a new symbol on the OTC Bulletin Board.  Our new symbol is “IXMD”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009	INTELIMAX MEDIA INC.

By: /s/ Michael Young
President, Secretary, Director